Exhibit 10.1

November 19, 2019

Organogenesis Holdings Inc.

85 Dan Road

Canton, Massachusetts 02021

Attn: Gary S. Gillheeney, Sr., President and Chief Executive Officer

Re:Fee Letter Agreement

Ladies and Gentlemen:

This fee letter agreement (the “Agreement”) confirms the agreement by and among Organogenesis Holdings Inc. (the “Company”), Avista Capital Partners IV, L.P. (“Avista IV”), Avista Capital Partners (Offshore) IV, L.P. (“Avista IV Offshore” and together with Avista IV, the “Avista Funds”) and Avista Capital Holdings, L.P., an affiliate of the Avista Funds (the “Management Company”), pursuant to which the Company hereby agrees to pay the Management Company a fee in consideration for certain services rendered in connection with Investments (as defined below) in the Company that may be made by the Avista Funds. In connection with the Proposed Offering (as defined below), the Company’s underwriters have agreed that they shall not be entitled to a discount or fee for the portion of the aggregate gross proceeds of the Investments sold to the Avista Funds. In consideration of the valuable services provided by the Management Company in connection with the Proposed Offering, if the Avista Funds participate in the Proposed Offering, the Company shall pay the Management Company a fee in an amount equal to the portion of the aggregate gross proceeds of the Investments sold to the Avista Funds, if any, multiplied by a rate equal to the rate of the underwriters’ discount or spread in the Proposed Offering without giving effect to any Investments sold to the Avista Funds. It being understood that no fee shall be payable hereunder if the Avista Funds do not participate in the Proposed Offering or if the Proposed Offering does not close on or before December 31, 2019. As used herein, “Investments” are defined as the purchase of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), for cash pursuant to a proposed offering of Common Stock to be made by the Company pursuant to a registration statement on Form S-3 (No. 333-233621) (the “Proposed Offering”). Any fee payable to the Management Company by the Company hereunder, if any, shall be due and payable within five business days of the closing of the Proposed Offering.

The Company represents and warrants to the Avista Funds and the Management Company that it has the requisite corporate power and authority and power to enter into this Agreement and to consummate the transactions contemplated hereby and that such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

Each of the Avista Funds and the Management Company, as to itself only, represents and warrants to the Company that it has the requisite power and authority to enter into this Agreement and consummate the transactions contemplated hereby and that such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to it.

This agreement, and any action or proceeding arising out of or relating to this Agreement, shall be exclusively governed by the laws of the State of Delaware.

In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this agreement shall remain in full force and effect. In such an event, the Avista Funds and the Company shall endeavor in good faith negotiations to modify this agreement so as to affect the original intent of the parties as closely as possible.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Avista Funds:

Avista Capital Partners IV, L.P.

By:	/s/ Robert Girardi
Name:	Robert Girardi
Title:	Partner

Avista Capital Partners (Offshore) IV, L.P.

By:	/s/ Robert Girardi
Name:	Robert Girardi
Title:	Partner

Avista Capital Holdings, L.P.

By:	/s/ Benjamin Silbert
Name:	Benjamin Silbert
Title:	General Counsel

Acknowledged and agreed to:

Company:

Organogenesis Holdings Inc.

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Chief Financial Officer

Signature Page to Fee Letter Agreement

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